                                   EXHIBIT 4.3

                            Form Of Warrant Agreement

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                      5:30 P.M., MIAMI TIME, JULY 13, 2004

No. W-                                         Warrant to Purchase 57,390 Shares
      ---

                               WARRANT CERTIFICATE
                               -------------------

     This Warrant Certificate certifies that Newbridge Securities
Corporation, or registered assigns, is the registered holder of a warrant to purchase, at any time from the date hereof until 5:30 p.m., Miami time, on July 13, 2004 ("Expiration Date"), 57,390 fully paid and nonassessable shares of common stock, $.001 par value ("Common Stock") of ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $2.20 per share of Common Stock upon surrender of (i) this Warrant Certificate, (ii) a completed election to purchase in the form attached hereto, and (iii) payment of the Exercise Price at an office or agency of the Company. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

     No Warrant may be exercised after 5:30 p.m., Miami time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Selling Agent Agreement, dated as of June 29, 2001, between the Company and Newbridge Securities Corporation (the "Selling Agent Agreement") which Selling Agent Agreement is hereby incorporated by reference in and made a part of this instrument.

     Upon the occurrence of certain events concerning the outstanding shares of the Company's common stock (such as, by way of example and not limitation, the subdivision, combination, or reclassification of the outstanding shares of the Company's common stock), the Exercise Price and the type and/or number of the Company's securities issuable thereupon may be adjusted. In such event, the Company will, at the request of the holder (the words "holders" or "holder" meaning the registered holders or registered holder), issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Selling Agent Agreement.

     In lieu of cash payment, the holder of the Warrants evidenced by this Certificate shall have the right at any time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate to the Company ("Cashless Exercise") in exchange for the number of shares of common stock of the Company equal to (i) the number of shares as to which the Warrants are being exercised multiplied by (ii) a fraction, the numerator of which is the Market Price (as defined below) of the Common Stock less the Exercise Price, and the denominator of which is such Market Price. For purposes of this calculation, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company in writing (five days after mailing if sent by registered or certified mail, at the time of delivery by hand if delivery is made personally, when receipt is acknowledged, if faxed, and the next business day after timely delivery to the courier is sent by overnight courier guaranteeing next day delivery) or (ii) the then current market price preceding the Notice Date (the average for the thirty consecutive business days immediately prior to the Notice Date of the daily closing price of the common stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System Stock Market's Small-Cap Market, whichever of (i) or
(ii) is greater.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Selling Agent Agreement shall have the meanings assigned to them in the Selling Agent Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

                                      Dated as of July 13, 2001

                                      ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
[SEAL]


                                      By:
                                         ---------------------------------------
                                      Name: Slav Stein, President
Attest:


-------------------------------
Roman Briskin, Secretary

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase                  shares of
                                                    ------------------
Common Stock and herewith tenders in payment for such securities a certified or official bankcheck payable in New York Clearing House funds to the order of
Advanced Electronic Support Products, Inc. in the amount of $               all
                                                             ---------------
in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such
-------------------------------------------------------------------
Certificate be delivered to
                           -----------------------------------------------------
whose address is
                 ---------------------------------------------------------------

Dated:
       -----------------
                                             Signature
                                                       -------------------------
                                             (Signature must conform in all
                                             respects to nameof holder as
                                             specified on the face of the
                                             Warrant  Certificate.)

                                             -----------------------------------
                                             (Insert Social Security or Other
                                             Identifying Number of Holder)

                                             -----------------------------------
                                             Medallion Signature Guarantee

                         [FORM OF ELECTION TO PURCHASE-
                               CASHLESS EXERCISE]

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase                shares of
                                                     --------------
Common Stock. The undersigned requests that a certificate for such securities be
registered in the name of                                  whose address is
                         ---------------------------------
               and that such Certificate be delivered to
---------------                                         ------------------------
                    whose address is
--------------------                --------------------------------------------

Dated:
      ------------------------
                                             Signature
                                                       -------------------------
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant Certificate.)

                                             -----------------------------------
                                             (Insert Social Security or Other
                                             Identifying Number of Holder)

                                             -----------------------------------
                                             Medallion Signature Guarantee

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto
                  ----------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                  ------------------------------
Attorney, to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

Dated:
       --------------------

                                             Signature
                                                       -------------------------
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant Certificate.)

                                             -----------------------------------
                                             (Insert Social Security or Other
                                             Identifying Number of Holder)

                                             -----------------------------------
                                             Medallion Signature Guarantee